  As filed with the Securities and Exchange Commission on January 30, 1997
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                                SOLOPOINT, INC.
             (Exact name of registrant as specified in its charter)


          California                                       77-0337580
-------------------------------                       -------------------
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)


                                 130-B Knowles
                          Los Gatos, California  95030
   (Address, including zip code, of Registrant's principal executive offices)

                           1993 INCENTIVE STOCK PLAN
                           (Full title of the Plans)

                              EDWARD M. ESBER, JR.
                     President and Chief Executive Officer
                                SoloPoint, Inc.
                                 130-B Knowles
                          Los Gatos, California  95030
           (Name, address and telephone number of agent for service)

                                   Copies to:
                              Michael J. O'Donnell
                            Richard S. Arnold, Jr.
                        Wilson Sonsini Goodrich & Rosati
                            Professional Corporation
                               650 Page Mill Road
                        Palo Alto, California 94304-1050
                                 (415) 493-9300


                        CALCULATION OF REGISTRATION FEE

============================================================================================================
                                                                Proposed
                                                                Maximum          Proposed
Title of Securities                        Amount               Offering         Maximum          Amount of
     to be                                  to be                 Price          Aggregate      Registration
  Registered                              Registered            Per Share(1)   Offering Price        Fee
------------------------------------------------------------------------------------------------------------
1993 Incentive Stock Plan
Common Stock, no par value              275,170                $2.5517          $702,149          $212.77
============================================================================================================

(1) Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon the average of the high and low prices of the Common Stock as reported on the Nasdaq SmallCap Market on January 28, 1997.

================================================================================

                                    PART II
                                    -------

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.   INFORMATION INCORPORATED BY REFERENCE.
          -------------------------------------

     The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

          The Registrant's Final Prospectus dated August 6, 1996, filed with the Commission on August 6, 1996 pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "Securities Act").

          The Form 10-QSB of the Registrant filed pursuant to Section 31(a) of the Securities Exchange Act of 1934 (the "Exchange Act") on November 12, 1996.

          The description of the Registrant's Common Stock which is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on July 18, 1996, and any further amendment or report filed hereafter for the purpose of updating such description.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.


Item 4.   DESCRIPTION OF SECURITIES.
          -------------------------

     Not applicable.


Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

     Not applicable.


Item 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

     The Registrant has adopted provisions in its Articles of Incorporation that eliminate the personal liability of its directors for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and that authorize the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

     The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by California law, including circumstances in which indemnification is otherwise discretionary under California law. The Bylaws also provide that, to the fullest extent permitted by California law, the Registrant shall advance expenses incurred by its directors and officers as a result of any proceedings against them as to which they could be indemnified. The Registrant has entered into indemnification agreements with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the California Corporations Code. The indemnification agreements may require the Registrant, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable. The Registrant believes that its Articles of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers.


Item 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

     Not applicable.


Item 8.   EXHIBITS.
          --------

 Exhibit
  Number                            Document
----------  --------------------------------------------------------------------

  3.1*      Articles of Incorporation of Registrant
  3.2*      Bylaws of Registrant
  4.1*      1993 Incentive Stock Plan
  5.1       Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
            Corporation
 23.1       Consent of Independent Auditors
 23.2       Consent of Counsel (contained in Exhibit 5.1 hereto)
 24.1       Power of Attorney (see page II-5)
--------------
* Incorporated by reference to the Exhibits filed with the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5056-LA) as declared effective by the Securities and Exchange Commission on August 6, 1996

Item 9.     UNDERTAKINGS.
            ------------

  (a) The undersigned Registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

       (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant, SoloPoint, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Los Gatos, State of California on January 30, 1997.

                                 SOLOPOINT, INC.


                                 By: /s/ Edward M. Esber, Jr.
                                     ------------------------------------------
                                     Edward M. Esber, Jr.
                                     President and Chief Executive Officer
                                     (Principal Executive Officer)

                               POWER OF ATTORNEY


  KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Arthur G. Chang and Edward M. Esber, Jr., jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.


SIGNATURE                             TITLE                     DATE
---------                             -----                     ----

/s/ Edward M. Esber, Jr.  President, Chief Executive      January 30, 1997
-----------------------   Officer and Director
Edward M. Esber, Jr.      (Principal Executive Officer)


/s/ Arthur G. Chang       Chief Operating Officer         January 30, 1997
-----------------------
Arthur G. Chang


/s/ Ron Tchorzewski       Vice President of Finance       January 30, 1997
-----------------------   (Principal Financial and
Ron Tchorzewski           Accounting Officer)



/s/ Charlie Bass          Chairman of the Board of        January 30, 1997
-----------------------   Directors
Charlie Bass


/s/ Patrick W. Grady      Director                        January 30, 1997
-----------------------
Patrick W. Grady


/s/ Giuliano Raviola      Director                        January 30, 1997
-----------------------
Giuliano Raviola


/s/ Charles Ross          Director                        January 30, 1997
-----------------------
Charles Ross

                               INDEX TO EXHIBITS


Exhibit                              Description
Number
--------     ------------------------------------------------------------------
 3.1*        Articles of Incorporation of Registrant

 3.2*        Bylaws of Registrant

 4.1*        1993 Incentive Stock Plan

 5.1         Opinion of Wilson Sonsini Goodrich & Rosati, a Professional
             Corporation

23.1         Consent of Independent Auditors

23.2         Consent of Counsel (contained in Exhibit 5.1 hereto)

24.1         Power of Attorney (see Page II-5)
------------
* Incorporated by reference to the Exhibits filed with the Registrant's Registration Statement on Form SB-2 (Registration No. 333-5056-LA) as declared effective by the Securities and Exchange Commission on August 6, 1996